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                                                                   Exhibit 10.15

              AMENDED AND RESTATED POST-TERMINATION CONFIDENTIALITY
                          AND NON-COMPETITION AGREEMENT


         This Agreement made this 1st day of December 1, 1999 (the "Effective Date"), by and between EQUITABLE RESOURCES, INC., having a business address at One Oxford Centre, Pittsburgh, Pennsylvania 15219 (Equitable Resources, Inc. and its subsidiary companies hereinafter collectively known as the "Company") and DAVID L. PORGES, an individual and resident of Pittsburgh, Pennsylvania (the "Executive").

         WHEREAS, the Company and the Executive, pursuant to an Employment Agreement dated July 1, 1998 (the "Employment Agreement"), are parties to a Post-Termination Confidentiality and Non-Competition Agreement date July 1, 1998 (the "Existing Agreement");

         WHEREAS, the parties continue to be willing to exchange certain severance benefits for the Executive's agreement to comply with specific post-employment confidentiality and non-competition requirements contained herein; and

         WHEREAS, in connection with amendment of the Employment Agreement and the substitution of a new Change of Control Agreement dated December 1, 1999 (the "Change of control Agreement"), the Company and the Executive desire also to amend and restate the Existing Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.  CONFIDENTIALITY:

Recognizing (1) that trade secrets or confidential information in any way related to the business activities of the Company, such as, but not limited to: marketing plans, business plans, technical information, market information, customer lists, pricing data and strategies, financial information, business methods or practices, programs, hardware and software (referred to hereinafter collectively as "Confidential Information"), constitute valuable assets of the Company, and (2) that such Confidential Information is the property of the Company, Executive covenants, in consideration of Executive's access to and use of Confidential Information, to hold such Confidential Information in trust for the Company, and successors and assigns, and not to disclose or use the same other than in the business of the Company, specifically agreeing:

         (a) not to, directly or indirectly, disclose or make available to anyone or use outside of the Company's organization during or after the term of employment, any Confidential Information unless such disclosure or availability or use is approved by the Company;

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         (b) to use reasonable efforts to safeguard all Confidential Information within the possession or control of Executive at all times so it is not exposed to, or taken by, any unauthorized person (including unauthorized employees and agents of the Company);

         (c) upon termination of employment, to deliver to the Company all papers, photographs, photoreproductions, computer tapes, tape recordings and other materials, including but not limited to Confidential Information, including personal notes and reproductions, relating to the business of the Company, its subsidiaries and affiliates in the Executive's possession or control.

             This Section 1 shall not apply to any Confidential Information that the Company has voluntarily disclosed to the public or that has otherwise legally entered the public domain or which was known by the Executive prior to his employment with the Company or which is required by law to be disclosed.


SECTION 2.  NON-COMPETITION:

For a period of one year from the termination date of his employment, the Executive will not (i) engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, owner, partner, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any business which produces, markets, or sells any product or service in competition with products or services which the Company, produces, markets, or sells in any geographic market where the Company is engaged in business; (ii) solicit, directly or indirectly, either for himself or any other person, any business related to the business of any customer, supplier, licensee or other person having a business relationship with the Company, or induce or attempt to induce any such person to cease doing business with the Company;
(iii) interfere, or attempt to interfere, with any contemplated business project which representatives of the Company have discussed with any potential participant in such project; or (iv) induce, or attempt to induce, any employee of the Company to leave the employ of the Company or to violate the terms of his contract with the Company, or employ or otherwise engage as an employee, independent contractor or otherwise any such person. Notwithstanding the provisions of Section 2(a)(i), the Executive may purchase or otherwise acquire up to (but not more than) 1% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. The Executive agrees that this covenant is reasonable with respect to duration, geographical area and scope. This non-competition restriction shall not apply if the Executive has a termination date within twenty-four (24) months of a Change of Control as defined in the Change of Control Agreement between the Executive and the Company.


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SECTION 3.  CONSIDERATION:

If the employment of the Executive with the Company is terminated by the Company for any reason (other than for Cause as defined below), the Executive shall receive, from the date of termination, in addition to any payments he may be entitled to under other agreements with the Company (in accordance with their terms), 24 months of base salary payments at the salary level in effect at the time of such termination and 24 months of medical benefits continuance. For purposes of this Agreement, "Cause" shall include: (i) the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties hereunder, (ii) willful and repeated failures to substantially perform his assigned duties, or (iii) a material violation of any other provisions of this Agreement or express significant policies of the Company. The purpose of this Agreement is to obtain the Executive's agreement to the covenants contained herein and it is intended that benefits payable under this Agreement should be treated as payments in the nature of compensation within the meaning of Code
Section 280G and the Regulations thereunder (the "280G Rules") and that such payments constitute reasonable compensation within the meaning of the 280G Rules.


SECTION 4.  TERM:

The term of this Agreement shall commence on the Effective Date and shall remain in effect unless amended or terminated by mutual written agreement or as provided in Section 8(e) of the Employment Agreement, as amended; provided, however, that upon the occurrence of a Change of Control as such term is defined in the Change of Control Agreement, this Agreement may be terminated upon written notice by Executive to the Company.


SECTION 5.  CERTAIN REMEDIES:

Without limiting the remedies available to the Company, the Executive acknowledges that damages at law will be an insufficient remedy to the Company in the event that the Executive violates the terms of this Agreement and that the Company may apply for, and obtain, injunctive relief to restrain the breach or threatened breach of, or otherwise to specifically enforce, such covenants. If it should become desirable or necessary for the Company to seek compliance with this Agreement by judicial proceedings, the period of time during which Executive is restricted under Section 2 shall be extended by the amount of time remaining under the original restriction on the date Executive first breached this Agreement, commencing on the date of the trial court order or settlement requiring such compliance. If litigation should develop between the parties regarding this Agreement or the obligations undertaken hereby, the party prevailing in such litigation may recover from the other such costs and expenses, including reasonable attorneys' fees, if any, as a court of competent jurisdiction may determine or award.


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SECTION 6.  GOVERNING LAW:

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


SECTION 7.  BINDING AGREEMENT:

The obligations of Executive under this Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on Executive's heirs, executors and legal representatives and shall inure to the benefit of any successors by merger or purchase of substantially all of the assets of the Company.


SECTION 8.  COMPANY VIOLATION NOT A DEFENSE:

The existence of any claim or cause of action against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the Company of this Agreement.


SECTION 9.  AUTHORIZATION TO MODIFY RESTRICTIONS:

It is the intention of the parties that the provisions of this Agreement shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair the remaining provisions of this Agreement. If any provision or provisions of this Agreement shall be deemed illegal, invalid or otherwise unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof to render it valid and enforceable.



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SECTION 10.  CONSENT TO JURISDICTION AND VENUE:

Any action or proceeding arising out of or relating to this Agreement shall be commenced by either party in any state or federal court in Allegheny County, Pennsylvania and the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in any such court. Executive and the Company acknowledge that the forum designated herein present the most convenient forum for both parties. In any action commenced in any of these courts, Executive and the Company waive any objections to inconvenience of forum, venue and personal jurisdiction of the Court.

SECTION 11.  NOTICES:

Notices hereunder shall be in writing and shall be deemed effective when received by the Company or the Executive at their respective addresses above given.


SECTION 12.  WAIVER:

A waiver by the Company of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver or excuse of any subsequent or different breach.


SECTION 13.  INTEGRATION AND MODIFICATION:

This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof (except for the Employment Agreement and its appendices executed as of even date herewith between the Executive and the Company) and supersedes all prior agreements and understandings, oral or written. This Agreement may not be changed, amended, or modified, except by a written instrument signed by the parties and shall survive the expiration or termination of the Employment Agreement.




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Executive acknowledges that he has read and understands the provisions of this
Agreement, that he has been given an opportunity for his legal counsel to review this Agreement and that the provisions of this Agreement are reasonable.

ATTEST:                                          EQUITABLE RESOURCES, INC.



/s/ Johanna G. O'Loughlin                By /s/ Gregory R. Spencer
-----------------------------------         ------------------------------------
      Johanna G. O'Loughlin                        Gregory R. Spencer
 Vice President, General Counsel                Senior Vice President and
     and Corporate Secretary                   Chief Administrative Officer



WITNESS:


/s/ David J. Smith                          /s/ David L. Porges
-----------------------------------         ------------------------------------
David J. Smith                              David L. Porges


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